EXHIBIT 99.1

ARALEZ REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

-First Quarter 2017 Net Revenues of $26.0 Million-

-Cost Savings Plan Expected to Reduce 2017 Expenses by $23.0 Million; Improved 2017 Adjusted EBITDA Guidance-

-Currently Implementing a Bold Program Aimed at Allowing All Patients to Access Yosprala for Only $10.00 Per Month-

Mississauga, Ontario, May 9, 2017 —  Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ)  (Aralez or the Company) today announced financial results for the first quarter ended March 31, 2017. The Company also highlighted certain recent corporate and commercial achievements. All figures are in U.S. dollars.

“We are pleased to report a solid first quarter of 2017, together with important updates to our business addressing a number of the challenges we face,” said Adrian Adams, Chief Executive Officer of Aralez. “We are making a bold and significant change to our pricing strategy for Yosprala aimed at allowing all patients to access the product for only $10.00 per month. In addition, we continue to implement our cost savings plan to further improve our cost structure and balance sheet to maximize and preserve our financial flexibility. Our updated financial guidance for 2017 reflects our commitment to reaching break-even on an Adjusted EBITDA basis this year. We also continue to opportunistically look at business development opportunities with a strong focus on value creating and transformative M&A with the goal of enhancing shareholder value.”

Company Highlights:

•

The Company is currently implementing a bold, patient friendly program aimed at allowing all patients to access Yosprala for only $10.00 per month, regardless of coverage or copay level set by the insurer. This program will be available for all patients through retail pharmacies or through select national mail order partners.

•

The Company has begun implementing cost savings initiatives that are expected to reduce our 2017 operating expenses by approximately $23.0 million, of which approximately $9.0 million was included in our original 2017 Adjusted EBITDA guidance. In addition, the Company has also identified other initiatives to drive an increase in profitability, such as an increased focus on the Canadian core growth brands and the Board of Directors recent decision to reduce the cash portion of their fees for 2017 by half.

•

On May 8, 2017, Aralez subsidiary Pozen Inc. (Pozen) entered into a license agreement with a multi-national pharmaceutical company pursuant to which Pozen granted a non-exclusive license to such company under a Japanese patent owned by Pozen. The non-exclusive license is limited to Japan. In consideration for this non-exclusive license, Pozen will receive an upfront payment of $4.0 million, plus contingent milestone payments and royalties under certain circumstances.

•

On April 24, 2017, the Company commenced its phased launch of Zontivity utilizing 15 sales representatives deployed to high volume physicians who treat post-myocardial infarction (MI) and Peripheral Artery Disease (PAD) patients. The Phase 2, full-scale launch is expected to begin in early June 2017 with 75 sales representatives targeting approximately 12,000 physicians made up of cardiologists, primary care and vascular surgeons.

•

On April 6, 2017, Aralez Pharmaceuticals US Inc. (APUS) and the United States Government (the Government) entered into a Modification of Contract for Toprol-XL pursuant to which the Government exercised its first renewal option under the VA National Contract between APUS and the Government (the VA Contract), extending the term of the VA Contract by one year to April 28, 2018 with reduced pricing for the duration thereof.

"Deerfield Partners remains fully supportive of Aralez and its management team as the company navigates its way through recent challenges," said James Flynn, Managing Partner at Deerfield. "We are encouraged by the new pricing strategy for Yosprala and the prospects for Zontivity."

Cost Savings Initiatives

The Company previously announced in April 2017 that it had begun implementing cost savings initiatives as part of the Company’s ongoing objective to maximize value from its assets and preserve financial flexibility.  The total expected operating expense reduction in 2017 of approximately $23.0 million includes the previously announced 32% reduction in its U.S. sales force, which is expected to yield 2017 savings of approximately $5.5 million ($7.5 million on an annual basis), a decrease of approximately $9.0 million in 2017 commercial spend, which primarily relates to non-direct marketing spend on Yosprala, and decreased 2017 departmental expenses across the business of approximately  $8.5 million. While Aralez has made significant reductions to its expenses, the Company plans to invest an additional $7.0 million to support a successful phased launch of Zontivity that commenced on April 24, 2017, which the Company views as an increasingly attractive opportunity. The Company also continues to assess various business development opportunities with the goal of providing improved cash flow and an enhanced platform for creating value.

First Quarter 2017 Financial Results

Aralez’s financial results for the three months ended March 31, 2016 include the operations of Tribute Pharmaceuticals Canada Inc. (Tribute) from February 5, 2016, the closing date of the Pozen and Tribute merger transaction (the Merger), through March 31, 2016, but do not include the results of Zontivity or Toprol-XL and its currently marketed authorized generic (the Toprol-XL franchise) as these acquisitions were completed on September 6, 2016 and October 31, 2016, respectively. Aralez’s financial results for the three months ended March 31, 2017 include the results of Tribute, Zontivity and the Toprol-XL franchise.

Total revenues for the three months ended March 31, 2017 were $26.0  million compared to $8.1 million for the three months ended March 31, 2016. Net product revenues of $6.7 million for the three months ended March 31, 2017 primarily related to the product portfolio acquired with the acquisition of Tribute as well as net product revenues from Yosprala and Fibricor®. Other revenues of $19.3  million for the three months ended March 31, 2017 were comprised of net revenues of $15.6  million from the acquisitions of the Toprol-XL franchise and Zontivity, which are recorded net of related cost of product revenues and fees paid during the respective transition service periods, and Vimovo royalties of $3.7 million. Pursuant to the Company’s agreement with Horizon in the U.S., subject to certain conditions described in our public filings, Aralez is guaranteed a quarterly minimum royalty amount (calculated based on a minimum annual royalty of $7.5 million), which was reflected in the Company’s first quarter results. Net product revenues of $3.6 million for the three months ended March 31, 2016 related to the Tribute product portfolio acquired in the Merger, which was completed on February 5, 2016. Other revenues of $4.5 million for the three months ended March 31, 2016 were comprised solely of Vimovo royalties.

Cost of product revenues were $2.8 million for the three months ended March 31, 2017 compared to $2.5 million for the three months ended March 31, 2016. The increase related primarily to costs of product revenues for the full quarter in 2017 from the Company’s product portfolio that was acquired as part of the Merger in February 2016.

SG&A expenses were $30.8 million for the three months ended March 31, 2017 compared to $37.5 million for the three months ended March 31, 2016. The decrease in SG&A expenses was primarily driven by costs related to the Merger in the prior year of approximately $19.4 million, partially offset by increased costs related to the build out of our U.S. sales force in 2016 and increased promotional expenses in the U.S. during the first quarter of 2017.

R&D expenses for the three months ended March 31, 2017 were $0.1 million compared to $4.4 million for the three months ended March 31, 2016. The decrease related primarily to higher costs incurred in the first quarter of 2016 for Yosprala in advance of its U.S. approval in September 2016.

Amortization of intangible assets of $8.5 million for the three months ended March 31, 2017 related to the acquisitions of Tribute, Zontivity and the Toprol-XL franchise. Amortization of intangible assets for the three months ended March 31, 2016 of $1.3 million related solely to the acquisition of Tribute.

The change in fair value of contingent consideration of $4.4 million for the three months ended March 31, 2017 related to accretion for the Toprol-XL franchise and Zontivity acquisitions. There was no expense related to fair value changes in contingent consideration for the three months ended March 31, 2016.

Interest expense of $6.7 million for the three months ended March 31, 2017 was primarily attributable to the borrowing of $200 million under the Company’s credit facility in the fourth quarter of 2016 in connection with the acquisitions of Zontivity and the Toprol-XL franchise and $75 million convertible notes. Interest expense of $0.3 million for the three months ended March 31, 2016 related to the $75 million convertible notes.

Other income, net for the three months ended March 31, 2017, was $0.4 million compared to $4.8 million for the three months ended March 31, 2016, a decrease of $4.4 million. The decrease principally related to a $4.6 million decrease in the fair value of the warrants liability acquired from Tribute during the prior year, offset by a $0.3 million gain from the sale of a building in London, Ontario during the three months ended March 31, 2017.

The net loss for the three months ended March 31, 2017 was $27.5  million, or $0.42 loss per share on a fully diluted basis, compared to a net loss for the three months ended March 31, 2016 of $33.8 million, or $0.73 loss per share on a fully diluted basis.

Adjusted EBITDA was ($3.6) million for the three months ended March 31, 2017 compared to Adjusted EBITDA of ($11.1) million for the three months ended March 31, 2016.

Balance Sheet

As of March 31, 2017, approximately 65.8 million of the Company’s common shares were issued and outstanding and the Company had cash and cash equivalents of approximately $73.7 million.

Updated 2017 Guidance

Aralez’s estimates are based on projected results of the Company for the year ending December 31, 2017 and reflect management’s current beliefs and expectations about, among other things, prescription trends, competition, pricing levels, inventory levels, and anticipated future events. The Company’s guidance on Adjusted EBITDA includes, among other things, costs to support the commercialization efforts with respect to Yosprala, Zontivity and the Canadian product portfolio as well as costs to support the global corporate structure. It excludes share-based compensation expense and certain discrete costs, including merger and product acquisition-related expenses. See “Use of Non-GAAP Financial Measures” below.

For the year ending December 31, 2017, assuming, among other factors more particularly set out in “Cautionary Note Regarding Forward-Looking Statements” below, the Company currently expects:

•	2017 Net Revenues to be in a range of $80 million to $100 million; and
•	Updated 2017 Adjusted EBITDA to be in a range of $(5) million to $5 million.

See the table below for a comparison of the Company’s original 2017 guidance compared to the updated 2017 guidance:

Measure	2017 Original Guidance	2017 Updated Guidance
Net Revenues	$80 million to $100 million	$80 million to $100 million
Adjusted EBITDA	$(25) million to $(10) million	$(5) million to $5 million

First Quarter Results Webcast

Aralez will host a webcast this morning, May 9, 2017 at 9:00 a.m. ET to present results for the first quarter 2017. The webcast can be accessed live and will be available for replay at www.aralez.com.

Conference Call Details

Date: Tuesday, May 9, 2017

Time: 9:00 a.m. ET

Dial-in (U.S.): 877‑407‑8037

Dial-in (International): 201‑689‑8037

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) is a global specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while creating shareholder value by acquiring, developing and commercializing products primarily in cardiovascular, pain and other specialty areas. Aralez’s Global Headquarters is in Ontario, Canada, the U.S. Headquarters is in Princeton, New Jersey and the Irish Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures, including Adjusted EBITDA (as defined below). These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP).

Adjusted EBITDA for the Company is defined as net income (loss) before income taxes, interest expense and financing costs, depreciation and amortization, stock-based compensation and gains or losses related to warrants, changes to the fair value of contingent consideration, restructuring costs, retention costs, impact of an acquisition of a business or product, including transaction related expenses, acquired in-process R&D, and tax equalization payments, interest income, the impact of changes in foreign currency rates, asset impairment charges, losses or gains on sale of assets, losses or gains on extinguishment or modification of debt and the impact of a sale or disposition of a business or product, including discontinued operations.

Management believes this non-GAAP information is useful for investors, taken in conjunction with GAAP financial statements, because it provides greater transparency regarding the Company’s operating performance by excluding (i) non-cash expenses that are substantially dependent on changes in the market price of our common shares, and (ii) discrete items, such as merger and acquisition-related costs, including transaction fees, and severance and retention expenses, that may not be consistently recurring. Management uses these measures, among other factors, to assess and analyze operational results and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain statements that constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s  expectation to reduce 2017 operating expenses by approximately $23.0 million through its cost savings plan (of which approximately $9.0 million was included in our original 2017 Adjusted EBITDA guidance),  including a decrease of approximately $5.5 million expected in 2017 due to the previously announced sales force reduction ($7.5 million on an annual basis), a decrease of approximately $9.0 million in 2017 commercial spend and decreased 2017 departmental expenses across the business of approximately $8.5 million, that the Company plans to invest an additional $7.0 million to support the successful phased launch of Zontivity which the Company views as an increasingly attractive opportunity, the Company’s  commitment to reaching break-even this year on an Adjusted EBITDA basis, that the Company has identified other initiatives to drive an increase in profitability, including an increased focus on the Canadian core growth brands, implementing our cost savings plan to further improve our cost structure and balance sheet to maximize and preserve financial flexibility, that the Company is currently implementing a bold and significant change to its pricing strategy for Yosprala aimed at allowing all patients to access the product for only $10.00 per month regardless of coverage or co-pay level set by their insurer, that this program will be available for all patients through retail pharmacies or through select national mail order partners,  that we continue to look opportunistically at business development opportunities with a strong focus on value creating and transformative M&A with the goal of enhancing shareholder value, providing improved cash flows and an enhanced platform for creating value, that the full launch of Zontivity is expected in early June 2017 with 75 sales representatives targeting approximately 12,000 physicians, that Deerfield Partners remains fully supportive of Aralez and its management team, the extension of the VA Contract, payments or potential payments under the non-exclusive Japanese patent license entered into by Pozen,  the outlook for the Company’s future business and financial performance, including the Company’s  updated 2017 guidance on Adjusted EBITDA and net revenues, our strategies, plans, objectives, goals, prospects, future performance or results of current and anticipated products, and other statements that are not historical facts, and such statements are typically identified by use of terms such as “may,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “continue” or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those estimates and assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements. Material factors, risks or assumptions that were applied or taken into account in providing updated financial guidance for the year ending December 31, 2017, including with respect to the statements that Aralez’s net revenues are expected to be in the range of $80 million to $100 million and Adjusted EBITDA is expected to be in the range of $(5) million to $5 million include, but are not limited to, (i) successfully integrating Zontivity and the Toprol-XL franchise,  (ii) expected costs to support the commercialization efforts with respect to Yosprala, Fibricor, Zontivity (in process of being re-launched) and the Canadian product portfolio as well as expected costs to support the global corporate structure, (iii) the exclusion of any impact from additional potential strategic business transactions, such as mergers, acquisitions, divestures, or financings that may be consummated, (iv) an increase in prescription trends and revenues for both Yosprala and Zontivity in 2017 relative to 2016, (v) with respect to the Toprol-XL franchise,  pricing with respect to the AG business at or near current levels and pricing with respect to VA business as reflected in our modified VA National Contract,  (vi) our ability to source and qualify suppliers for our drugs, including for Yosprala, (vii) our ability to mitigate legal and regulatory risks and uncertainties, including ongoing litigation related to Vimovo and Yosprala, that may negatively impact our expectations regarding our products and product candidates, (viii) future performance of our commercialization partners being in line with our expectations and the impact such performance is anticipated to have being consistent with our expectations with respect to our revenue projections, (ix) currency rates remaining at or near current levels for the remainder of fiscal 2017, (x) ongoing operational activities to manage expenses and improve profitability; and (xi) prescription trends, competition, pricing levels, inventory, and the anticipated timing of future product launches and events remaining in line with management’s current beliefs. Readers are cautioned that actual future operating results and economic performance of the Company, including with respect to our net revenues and Adjusted EBITDA for the year ending December 31, 2017, are subject to a number of risks and uncertainties, including, among other things, those described below, and could differ materially from what is currently expected as set out in this press release.

In addition, our operations and 2017 updated financial guidance involve risks and uncertainties, many of which are outside of our control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward- looking statements. These risks and uncertainties include, without limitation, our inability to maintain a sales force of sufficient scale for the commercialization of our products in a timely and cost-effective manner; our failure to successfully commercialize our products and product candidates; competition, including increased generic competition; costs and delays in the development and/or approval of our product candidates (including Yosprala in the EU), including as a result of the need to conduct additional studies or due to issues with third-party API or finished product manufacturers, or the failure to obtain such approval of our product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; with respect to certain products, dependence on reimbursement from third-party payors and the possibility of a failure to obtain coverage or reduction in the extent of reimbursement; the inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on AstraZeneca AB and Horizon Pharma USA, Inc. for the sales and marketing of Vimovo, our dependence on Patheon Pharmaceuticals Inc. for the manufacture of Yosprala, our dependence on Schering-Plough (Ireland) Company for the supply of Zontivity and our dependence on AstraZeneca AB for the manufacture and supply of Toprol-XL and its currently marketed authorized generic (AG); our dependence on maintaining and renewing contracts with customers, distributors and other counterparties (certain of which may be under negotiation from time to time), including our inability to renew existing contracts on favorable terms, and the risks that we may not be able to maintain our existing terms with certain customers, distributors and other counterparties; our ability to protect our intellectual property and defend our patents; regulatory obligations and oversight; failure to successfully identify, execute, integrate, maintain and realize expected benefits from new acquisitions, such as the acquisitions of Tribute, Zontivity and Toprol-XL and its AG; failure to realize the expected benefits of our initiatives to reduce costs and improve profitability; fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies; changes in laws and regulations, including tax laws and unanticipated tax liabilities and regulations regarding the pricing of pharmaceutical products; risks related to our financing and liquidity; general adverse economic, market and business conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission (SEC) filings and reports and Canadian securities law filings, including in our Annual Report on Form 10‑K for the year ended December 31, 2016 and our Quarterly Report on Form 10‑Q for the quarterly period ended March 31, 2017, which will be available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in our future reports filed with the SEC and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Aralez Pharmaceuticals US Inc. Contact:

Nichol L. Ochsner

Executive Director, Investor Relations & Corporate Communications

732‑754‑2545

nochsner@aralez.com

-Financial Tables to Follow-

ARALEZ PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016

Revenues:
Product revenues, net	$6,686	$3,565
Other revenues	19,283	4,492
Total revenues, net	25,969	8,057
Costs and expenses:
Cost of product revenues (exclusive of amortization shown separately below)	2,756	2,538
Selling, general and administrative	30,846	37,459
Research and development	94	4,412
Amortization of intangible assets	8,513	1,272
Change in fair value of contingent consideration	4,443	—
Total costs and expenses	46,652	45,681
Loss from operations	(20,683)	(37,624)
Interest expense	(6,653)	(307)
Other (expense) income, net	411	4,797
Loss before income taxes	(26,925)	(33,134)
Income tax expense	552	654
Net loss	$(27,477)	$(33,788)

Basic net loss per common share	$(0.42)	$(0.65)
Diluted net loss per common share	$(0.42)	$(0.73)
Shares used in computing basic net loss per common share	65,690	52,156
Shares used in computing diluted net loss per common share	65,690	52,491

ARALEZ PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	March 31, 2017	December 31, 2016

ASSETS
Cash and cash equivalents	$73,729	$64,943
Accounts receivable, net	9,048	20,405
Inventory	4,132	4,548
Prepaid expenses and other current assets	4,774	2,435
Property and equipment, net	8,172	7,316
Goodwill	77,384	76,694
Other intangible assets, net	332,306	340,194
Other long-term assets	1,017	842
Total assets	$510,562	$517,377

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$25,942	$8,833
Accrued expenses	26,275	32,141
Short-term contingent consideration	10,266	10,430
Other current liabilities	6,288	5,870
Long-term debt	274,467	274,441
Deferred tax liability	3,305	3,273
Long-term contingent consideration	65,167	60,685
Other long-term liabilities	2,630	2,218
Total liabilities	414,340	397,891
Total shareholders’ equity	96,222	119,486
Total liabilities and shareholders’ equity	$510,562	$517,377

ARALEZ PHARMACEUTICALS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands)

	Three Months Ended March 31,
	2017	2016

Net Loss	$(27,477)	$(33,788)
Share-based compensation	2,824	3,910
Severance and retention	62	1,094
Depreciation and amortization expense	8,875	1,311
Interest expense	6,653	307
Change in fair value of contingent consideration	4,443	—
Change in fair value of warrants liability	(24)	(4,581)
Transaction related expenses	823	8,183
Excise tax equalization payments	—	12,043
Other	(373)	(216)
Income tax expense	552	654
Adjusted EBITDA	$(3,642)	$(11,083)

ARALEZ PHARMACEUTICALS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands)

	Updated 2017 Guidance Range
	Low End	High End
	Year ended December 31, 2017	Year ended December 31, 2017

Net Loss	$(100,900)	$(79,700)
Share-based compensation	15,000	13,500
Severance and retention	1,500	500
Depreciation and amortization expense	33,000	31,000
Interest expense	26,900	26,900
Change in fair value of contingent consideration	13,000	10,000
Transaction related expenses	1,500	800
Income tax expense	5,000	2,000
Adjusted EBITDA	$(5,000)	$5,000